EXHIBIT 14

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The Navellier Performance Funds and to the use of our report dated February 27, 2008 on the financial statements and financial highlights of the Navellier Aggressive Micro Cap Portfolio and Navellier Fundamental ‘A’ Portfolio, each a series of shares of The Navellier Performance Funds. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/  TAIT, WELLER & BAKER LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 17, 2008

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